EXHIBIT D



                             EATON AND COTTRELL P.A.
                            1310 TWENTY FIFTH AVENUE
                           GULFPORT, MISSISSIPPI 39501


                                December 21, 1995


Securities and Exchange Commission
Washington, D.C. 20549

Re:      Statement on Form U-1 of
         Mississippi Power Company
         (herein called the "Company")
         File No. 70-8127

Ladies and Gentlemen:

         We have read the statement referred to above which relates to the issuance and sale by the Company of $30,000,000 principal amount of First Mortgage Bonds (herein called the "new Bonds"), and we are familiar with the proceedings thereunder.

         We are of the opinion that:

         (a) the Company is validly organized and duly existing as a corporation under the laws of the State of Mississippi and is duly admitted to do business under the laws of the State of Alabama;

         (b) the transaction has been consummated in accordance with such statement on Form U-1, as amended;

         (c) all State laws applicable to the transaction have been complied with;

         (d) the new Bonds are valid and binding obligations of the Company in accordance with their terms; and

         (e) the consummation of the transaction did not violate the legal rights of the holders of any securities issued by the Company or any associate company thereof.



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Securities and Exchange Commission
December 21, 1995
Page 2


         We hereby give our written consent to the use of this opinion in connection with the above-mentioned statement on Form U-1, as amended, and to the filing thereof with the Commission at the time of the filing by the Company of its certificate of notification pursuant to Rule 24.

                                                 Very truly yours,

                                                 /s/  Eaton and Cottrell P.A.